Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Synaptics Incorporated:
We consent to the incorporation by reference in the Registration Statements (Nos. 333-81820, 333-82288, 333-82286, 333-82282, 333-99529 and 333-99531) on Form S-8, Registration Statement No. 333-115274 on Form S-4, and Registration Statement No. 333-122348 on Form S-3 of Synaptics Incorporated of our reports dated September 2, 2005, with respect to the consolidated balance sheets of Synaptics Incorporated and subsidiaries as of June 30, 2004 and 2005, and the related consolidated statements of income, stockholders’ equity and comprehensive income and cash flows for each of the years in the three-year period ended June 30, 2005 and the related financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting as of June 30, 2005, and the effectiveness of internal control over financial reporting as of June 30, 2005, which reports appear in the June 30, 2005 annual report on Form 10-K of Synaptics Incorporated.
/s/ KPMG LLP
Mountain View, California
September 2, 2005